Exhibit 24

POWER OF ATTORNEY

(Metropolitan 401K S-8 Registration Statement)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marty E. Adams and W. Granger Souder, Jr., and each or either of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Sky Financial Group, Inc. to comply with the Securities Act of 1933 (the “1933 Act”) and any requirements of the filing with the Securities and Exchange Commission (the “Commission”) of the registration statement on Form S-8 under the 1933 Act for the registration of securities relating to the Metropolitan Financial Corp 401K Plan, including specifically, but without limitation, power and authority to sign the name of the undersigned to any amendments to such registration statement (including post-effective amendments) and additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in connection with such registration statement, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marty E. Adams	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2003

/s/ Kevin T. Thompson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 29, 2003

/s/ George N. Chandler, II	Director	August 29, 2003

/s/ Robert C. Duvall	Director	August 29, 2003

/s/ Marylouise Fennell, RSM	Director	August 29, 2003

/s/ D. James Hilliker	Director	August 29, 2003

Signature	Title	Date

/s/ Richard R. Hollington, Jr.	Director	August 29, 2003

/s/ Fred H. Johnson, III	Director	August 29, 2003

/s/ Jonathan A. Levy	Director	August 29, 2003

/s/ James C. McBane	Director	August 29, 2003

/s/ Gerard P. Mastroianni	Director	August 29, 2003

/s/ Thomas J. O’Shane	Director	August 29, 2003

/s/ Edward J. Reiter	Director	August 29, 2003

/s/ Gregory L. Ridler	Director	August 29, 2003

/s/ Emerson J. Ross, Jr.	Director	August 29, 2003

/s/ C. Gregory Spangler	Director	August 29, 2003

/s/ Robert E. Spitler	Director	August 29, 2003

/s/ Joseph W. Tosh, II	Director	August 29, 2003